EXHIBIT 99.1

For Immediate Release

INFINITY ENERGY RESOURCES, INC. COMPLETES $12 MILLION PRIVATE PLACEMENT

PLANS TO SEEK APPROVAL FROM NICARAGUAN GOVERNMENT

FOR FIVE DRILLING SITES

OVERLAND PARK, Kansas (May 8, 2015) – Infinity Energy Resources, Inc. (OTCQB: IFNY) (“the Company”), an independent oil and gas exploration and development company, today announced that it has completed the private placement of a $12.0 million principal amount Senior Secured Convertible Note (the “Note”) and a Warrant to purchase 18,000,000 shares of the Company’s common stock (the “Warrant”) with an institutional investor.

The Company also announced that it will host an investor conference call at 11:15 a.m. Eastern Time on Friday, May 15, 2015 to provide investors with further details regarding the financing and its plans to proceed with exploratory activities (see details below).

At the closing on May 7, 2015, the investor acquired the Note by paying $450,000 in cash and issuing a promissory note, secured by cash, with a principal amount of $9,550,000 (the “Investor Note”). Assuming all amounts payable to the Company under the Investor Note are paid, the private placement will result in gross proceeds of $10.0 million before placement agent fees and other expenses associated with the transaction, subject to the satisfaction of certain conditions. The Company will use the initial proceeds from the closing to retire certain outstanding obligations, including the 2015 area and training fees relating to its oil and gas concessions offshore Nicaragua (the “Concessions”), and to provide additional working capital.

The Company will receive the remaining cash proceeds upon each voluntary or mandatory prepayment of the Investor Note. The investor may, at its option and at any time, voluntarily prepay the Investor Note, in whole or in part.

The investor must prepay the Investor Note, in whole or in part, upon the occurrence of one or more mandatory prepayment events. These include (i) the investor’s conversion of the Note into shares of common stock upon which the investor will be required to prepay the Investor Note, on a dollar-for-dollar basis, for each subsequent conversion of the Note and (ii) the Company’s delivering a mandatory prepayment notice to the investor after it has received governmental authorizations from the Nicaraguan authorities necessary to commence drilling on at least five sites within the Concessions, among other conditions.

The Note matures on the three-year anniversary of its issuance, bears interest at 8% per annum, and is convertible at any time at the option of the holder into shares of the Company’s common stock at $0.50 per share (the “Conversion Price”). As a part of the private placement, the Company issued a Warrant to the investor giving it the right to purchase up to an aggregate of 18,000,000 shares of the Company’s common stock at an exercise price of $0.50 per share. The Warrant is exercisable commencing six months from the date of issuance for a period of seven years from the date of issuance.

If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the Conversion Price or Warrant exercise price then in effect, the then current Conversion Price and Warrant exercise prices will be decreased to equal such lower price.

The investor has no right to convert the Note or exercise the Warrant to the extent that such conversion or exercise would result in the investor being the beneficial owner of in excess of 9.99% of the Company’s common stock.

The Note ranks senior to the Company’s existing and future indebtedness and is secured by all of the assets of the Company, excluding the Concessions.

“We are very excited to announce the completion of this private placement,” stated Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc. “We will immediately request permission from the Nicaraguan government to move forward with the identification of possible drill site locations, and a required supplemental environmental study will begin this month. Upon our receipt of the government’s authorization for us to drill five wells, we believe we will have the financing to move forward with initial exploratory drilling on our 1.4 million-acre oil and gas Concessions in the Caribbean Sea offshore Nicaragua. With the closing of this private placement, we intend to finalize our previously announced partnership with Granada Exploration LLC over the next few weeks.”

“While the prospective issuance of additional common stock upon conversion of the Note and the exercise of the Warrant has the potential to significantly increase the number of IFNY shares outstanding, the financing will allow the Company to maintain ownership of a much larger interest in the Concessions than previously anticipated,” concluded Ross.

WestPark Capital, Inc. served as placement agent in this transaction.

The foregoing description of the private placement, the Note, the Investor Note and related documents is a summary and does not purport to be complete. Please refer to the Form 8-K that the Company filed with the Securities and Exchange Commission today for a complete description of the transaction, including the documents.

Conference Call

The Company also announced that it will host a conference call to provide investors with further details regarding the financing and its plans to proceed with exploratory activities. The call will be held at 11:15 a.m Eastern Time on Friday, May 15, 2015.

To participate in the conference call, shareholders and interested parties should dial 888-317-6003 (international/local participants dial 412-317-6061) about 10 to 15 minutes prior to 11:15 a.m. EDT on Friday, May 15, 2015. Callers must be prepared to provide the “Elite Entry Number 2825795” in order to access the Infinity Energy Resources conference call.

A replay of the conference call will be available one hour after completion of the call until July 15, 2015 at 5:00 pm Eastern Time by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference I.D. # 10065816. The call will also be available on the Company’s website for 30 days following the call at www.ifnyoil.com.

About Infinity Energy Resources, Inc.

Infinity Energy Resources, Inc.’s operations consist of exploration and development activities associated with oil and gas concessions covering approximately 1.4 million acres offshore Nicaragua in the Caribbean Sea.

Infinity is headquartered in Overland Park, Kansas and its common stock is currently traded on the OTCQB under the symbol “IFNY”. The Company’s financial statements and additional information are available on the Internet at www.sec.gov or www.ifnyoil.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Such forward-looking statements may include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projections” or other expressions that are predictions of or indicate future events. A wide variety of factors that may cause the actual results to differ materially from these statements include, but are not limited to, the following: whether the Company will be able to meet the conditions to cause the investor to prepay the Investor Note in accordance with its terms or whether the investor will elect to convert the Note into common stock and prepay the Investor Note; whether the Company and Granada Exploration, LLC will be able to agree on mutually acceptable terms for the Exploration Services Agreement and Joint Operating Agreement and the timing of the completion of such documents; whether Granada will provide part or all of the financing for drilling of up to three wells on the Concessions; whether the Company will be able to obtain the authorization for five drill sites from the Nicaraguan authorities; the Company’s ability to raise sufficient capital and/or obtain a partner on acceptable terms, or at all, to fund its obligations to third parties and pursue exploration and development activities regarding its Concessions; whether results of the seismic mapping activities will attract attention from prospective financial and/or strategic partners; the quantity of hydrocarbons beneath the Concessions’ blocks; the costs of drilling and completion of any wells; risks that drilling wells will not result in commercially viable oil and natural gas production; operating risks, delays and problems; the availability of services on acceptable terms; changes in the prices of oil and gas; unexpected negative geological variances; governmental uncertainties in Nicaragua; actions by creditors with respect to debt obligations, liquidity and capital requirements; competition from larger, more established companies with far greater economic and human resources; the effect of changing economic conditions; changes in U.S. government regulations, tax rates and similar matters; and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact:

Stanton E. Ross, President/CEO at (913) 948-9512